Registration Statement No. ______
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------

                             Form 8-A

                         ---------------

          REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         ---------------

                    TRANS WORLD AIRLINES, INC.
      (Exact name of registrant as specified in its charter)

           Delaware                          43-1145889
----------------------------            --------------------
(State or other jurisdiction              (I.R.S. Employer
     of incorporation or                Identification No.)
        organization)

       One City Centre,
     515 N. Sixth Street
  St. Louis, Missouri 63101                    63101
 ----------------------------               ------------
    (Address of principal                    (Zip Code)
      executive offices)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to             securities pursuant to
Section 12(b) of the Exchange      Section 12(g) of the Exchange
Act and is effective pursuant      Act and is effective pursuant
to General Instruction A.(c),      to General Instruction A.(d),
please check the following         please check the following
box. [ ]                           box. [ ]


   Securities Act registration statement file
   number to which this form relates:           333-59405
                                             ---------------
                                             (If applicable)

             Securities to be registered pursuant to
                    Section 12(b) of the Act:

    Title of Each Class        Name of Each Exchange on Which
    to be so registered        Each Class is to be registered
    -------------------        ------------------------------
   10 1/4% Senior Secured       American Stock Exchange, Inc.
      Notes due 2003

   Securities to be registered pursuant
   to Section 12(g) of the Act:

                               None
                         (Title of Class)



                        Page 1 of 3 Pages


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          INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

           For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Exchange Notes" in the Registrant's prospectus dated July 31, 1998 (Registration No. 333-59405), filed on July 31, 1998, which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2.    Exhibits.

*1.1     --Registration Statement on Form S-4 (Regis.
           No. 333-59405), as amended, filed with the Securities and Exchange Commission on
           July 17, 1998

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*  Incorporated by reference


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


                            SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  TRANS WORLD AIRLINES, INC.


                                  By   /s/ Paul J.M. Rutterer
                                    -----------------------------
                                     Name: Paul J.M. Rutterer
                                     Title: Corporate Secretary


Date:  August 7, 1998


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